UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  February 8, 2005

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)

       Registrant's telephone number, including area code: (214) 234-4000

Item  2.02  Results  of  Operations  and  Financial  Condition

On February 8, 2005, Pegasus Solutions, Inc. issued a press release announcing its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2004 as well as other business matters. Attached to this current report on Form 8-K is a copy of the related press release dated February 8, 2005.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.



Exhibit  Number                    Description
---------------                    -----------
     99.1                     Press  release  issued  February  8,  2005

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


February  8,  2005                                    /s/  SUSAN  K.  COLE
                                                     ---------------------
                                                     Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                         Description
          ---------------                         -----------
               99.1                  Press  release  issued  February  8,  2005

                                            Contacts:
                                               Pegasus  Solutions
                                               Marcie  Hyder  214-234-4120
                                               Press:  Cindy  Foor  214-234-4129


      PEGASUS SOLUTIONS REPORTS FOURTH QUARTER AND FISCAL YEAR 2004 RESULTS
            GAAP EPS GREW FROM ($0.07) IN FY 2003 TO $0.34 IN FY 2004
                ADJUSTED EPS INCREASED 55 PERCENT YEAR-OVER-YEAR

-     Revenues  -  Q4  2004  $45.3  million;  FY  2004  $190.1  million
-     Diluted  EPS  (GAAP)  -  Q4  2004  $0.08;  FY  2004  $0.34
-     Diluted  EPS  (adjusted)  -  Q4  2004  $0.14;  FY  2004  $0.51
-     Estimated  revenue
-     Q1  2005 $45 million to $47 million; FY 2005 $199 million to $207 million
-     Estimated  diluted  EPS  (GAAP) - Q1 2005 $0.01 to $0.03; FY 2005 $0.27 to
      $0.37
- Estimated diluted EPS (adjusted) - Q1 2005 $0.06 to $0.08; FY 2005 $0.55 to $0.65

DALLAS, FEBRUARY 8, 2005 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a global leader in providing technology and services to hotels and travel distributors, today reported its financial results for the fourth quarter and year ended December 31, 2004. Pegasus reported year-over-year revenue growth of 5 percent and 10 percent for the fourth quarter and fiscal year, respectively, and significant earnings per share growth year-over-year.

"As I mentioned in December, we accomplished what we set out to do in 2004 - focus and deliver," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. Davis continued: "We had leadership changes in key functions during 2004, and established or enhanced processes throughout the company with the goal of expediting the time to market on new products and improving customer satisfaction. During this transition, we still met our financial goals and made solid progress on product development priorities established at the beginning of the year."

FOURTH  QUARTER 2004 FINANCIAL HIGHLIGHTS (See tables included with this release
-----------------------------------------
for  reconciliation  of  non-GAAP  measures.)

- Revenues increased 5 percent to $45.3 million compared to $43.1 million in the fourth quarter of 2003.
- On a GAAP basis, net income per diluted share was $0.08 compared to $0.02 in the same quarter in 2003.
- Adjusted net income per diluted share more than doubled from $0.06 in the fourth quarter of 2003 to $0.14.
-    Net  income  was $1.8 million compared to $615,000 in the year-ago quarter.

- EBITDA was $8.4 million, or 19 percent of revenues, compared to EBITDA of $7.3 million, or 17 percent of revenues, in the year-ago quarter. Adjusted EBITDA margin was 19 percent, compared to 22 percent in the fourth quarter of 2003.
- Pegasus repurchased 661,000 shares of common stock at an aggregate cost of $7.7 million during the fourth quarter.
- Operating cash flows increased 57 percent to $9.7 million compared to $6.2 million in the fourth quarter of 2003.

FISCAL  YEAR  2004  FINANCIAL  HIGHLIGHTS  (See tables included with release for
-----------------------------------------
reconciliation  of  non-GAAP  measures.)

- Revenues increased 10 percent to $190.1 million compared to $172.7 million in 2003.
- On a GAAP basis, net income per diluted share was $0.34 compared to a net loss per share of $0.07 in 2003.
- Adjusted net income per diluted share increased 55 percent to $0.51 compared to $0.33 in 2003.
- Net income was $8.0 million in 2004 compared to a net loss of $1.8 million in 2003.
- EBITDA was $34.6 million, or 18 percent of revenues, compared to EBITDA of $25.1 million, or 15 percent of revenues in 2003. Adjusted EBITDA margin was 19 percent, compared to 20 percent in 2003.
- Pegasus repurchased 4.7 million shares of common stock at an aggregate cost of $55.7 million during 2004.
- Operating cash flows increased 22 percent to $29.4 million compared to $24.1 million in 2003.
- Pegasus sold its stake in Travelweb LLC for a $2.0 million gain, realizing a return on investment of more than 60 percent.

"In 2004, we consistently generated strong operating cash flow despite price competition and planned expense increases, primarily related to sales and marketing and other activities with a focus on increasing revenues," said Susan
K. Cole, executive vice president and chief financial officer. "We utilized the cash through disciplined capital investment and a share repurchase program with the target to increase shareholder value."

SERVICE  LINE  REVIEW
---------------------
The following table presents service line revenues for the fourth quarter and fiscal year 2004 as well as the percentage change from the respective period in 2003 (dollars in thousands):

                              Q4 2004     % CHANGE     FY 2004     % CHANGE
                              -------     --------     -------     --------
Representation                $17,458       13.8%      $71,855       25.2%
Reservation                     9,481        7.6%       37,275       -2.8%
Financial                       7,995        6.8%       33,699       11.4%
Distribution                    5,805      -11.7%       27,329       -5.0%
Property                          847      -49.3%        4,707      -27.3%
                              -------     --------     -------     --------
  Service revenues             41,586        4.3%      174,865        8.4%
Customer  reimbursements        3,704       14.2%       15,253       32.8%
                              -------     --------     -------     --------
  Total  revenues             $45,290        5.0%     $190,118       10.1%
                              -------        ----     --------       -----

- The company's December 2003 acquisition of Unirez, Inc. continued to favorably impact representation services revenues. The Unirez by PegasusTM service, a high-tech reservation and distribution toolkit for independent hotels, provided incremental revenues of $2.5 million and $13.9 million for the fourth quarter and fiscal year 2004, respectively. Service revenues from Utell by PegasusTM, which includes additional marketing and revenue management, experienced a 3 percent decline for the quarter and a 1 percent increase for the year. Increased reservation volume and average daily room rates were offset by a decrease in non-reservation revenues and the average commission earned percentage.
- Net reservations for the company's central reservation service increased 4 percent and 6 percent for the fourth quarter and fiscal year 2004, respectively. Pegasus has been successful at renewing central reservation system (CRS) contracts in a competitive marketplace and did not lose an existing CRS customer in 2004. However, lower unit pricing on contract renewals negatively impacted year-over-year revenue comparisons during 2004. Concurrent with the completion of a contract, Pegasus recognized approximately $700,000 of revenue in the fourth quarter that was deferred earlier in the year. This resulted in a positive year-over-year variance for the quarter.
- Pegasus reached a milestone for its commission processing service by processing more than half a billion dollars in commissions during 2004. The company's financial services revenues continued to benefit from improved average daily room rates.
- For Pegasus' distribution services, GDS transactions increased 5 percent and 10 percent for the fourth quarter and fiscal year 2004, respectively. However, fourth quarter Internet transactions decreased 9 percent. For fiscal year 2004, Internet transactions were flat year-over-year. Internet transaction volumes reflect an increase in the percentage of Internet bookings made at hotel companies' proprietary Web sites; these transactions do not utilize Pegasus' Internet distribution service. In addition, reduced pricing resulting from priceline.com's purchase of Travelweb LLC negatively affected year-over-year comparisons beginning in the third quarter 2004, as expected.

- Property services revenues were negatively impacted by the lack of revenues from PegasusCentralTM and declining revenues from an acquired property management system, which Pegasus plans to sunset in 2005. The company remains committed to bringing PegasusCentral back on line and expects to resume billing the InterContinental Hotel Group properties currently using PegasusCentral in the next few months.

FINANCIAL  OUTLOOK
------------------
- Estimated revenue - Q1 2005 $45 million to $47 million; FY 2005 $199 million to $207 million
- Estimated diluted EPS (GAAP) - Q1 2005 $0.01 to $0.03; FY 2005 $0.27 to $0.37 (includes approximately $0.10 of estimated stock option expense associated with a new accounting pronouncement expected to take effect in the third quarter of 2005)
- Estimated diluted EPS (adjusted) - Q1 2005 $0.06 to $0.08; FY 2005 $0.55 to $0.65
- The company does not anticipate any dilutive impact to full year 2005 GAAP or adjusted EPS as a result of accounting changes applicable to its convertible debt.

Davis concluded: "Building on the progress we made in 2004, we remain committed to our focus on activities and investments that will deliver value to our customers and shareholders."

CONFERENCE  CALL
----------------
Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the webcast, go to www.pegs.com and click "Investor." The online archive of the webcast will be
   ------------
available  two  hours  after  the  call  for  30  days.

ABOUT  PEGASUS  SOLUTIONS,  INC.
--------------------------------
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a global leader in providing technology and services to hotels and travel distributors. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 60,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's representation services, including Utell by Pegasus and Unirez by Pegasus, are used by nearly 8,000 member hotels in 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 17 offices in 12 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.
       ------------

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services, the level of product and price competition from existing and new competitors, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's Annual Report on Form 10-K for the year ended December 31, 2003.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call webcast. To access the webcast, go to www.pegs.com and click "Investor."
                  ------------

USE  OF  NON-GAAP  FINANCIAL  MEASURES
--------------------------------------
Pegasus provides financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income per share, EBITDA and adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing the company's future earnings expectations. Our management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted net income per share consists of GAAP net income (loss) per share adjusted for the items included in the accompanying reconciliation. We believe this measure enables management and investors to more thoroughly evaluate our current performance as compared to past performance and provides a better baseline for assessing the company's future earnings expectations. However, adjusted net income per share does not provide a complete picture of our operations. Therefore net income per share on both a non-GAAP basis and GAAP basis may need to be considered to get a comprehensive view of our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. We believe that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period to period changes in taxes, cost associated with capital investments and interest income (expense). Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and adjusted EBITDA do not give effect to the cash the company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

Pegasus' calculation of adjusted net income per share, EBITDA and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile adjusted net income per share, EBITDA and adjusted EBITDA to GAAP net income (loss) per share are included with this release and the presentation accompanying the company's conference call webcast.
                                      # # #


                                PEGASUS SOLUTIONS, INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                      (UNAUDITED)


                                               Three Months Ended      Year Ended
                                                  December 31,        December 31,
                                                  ------------        ------------

                                                 2004      2003      2004       2003
                                               --------  --------  ---------  ---------
Revenues:
  Service revenues                             $41,586   $39,883   $174,865   $161,245
  Customer reimbursements                        3,704     3,243     15,253     11,485
                                               --------  --------  ---------  ---------
  Total revenues                                45,290    43,126    190,118    172,730
                                               --------  --------  ---------  ---------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                              21,682    20,924     92,693     85,207
  Customer reimbursements                        3,704     3,243     15,253     11,485
                                               --------  --------  ---------  ---------
  Total costs of services                       25,386    24,167    107,946     96,692
                                               --------  --------  ---------  ---------

Research and development                           737     1,654      4,026      5,199
General and administrative expenses              5,655     5,423     23,948     23,348
Marketing and promotion expenses                 5,109     4,538     19,618     16,484
Depreciation and amortization                    5,285     5,570     22,362     28,029
Restructure costs                                    -         -          -      5,949
                                               --------  --------  ---------  ---------
Operating income (loss)                          3,118     1,774     12,218     (2,971)

Other income (expense):
  Gain on sale                                       -         -      1,961          -
  Interest expense, net                           (339)     (475)    (1,862)      (129)
  Other                                            948        93        814        363
                                               --------  --------  ---------  ---------
Income (loss) before income taxes                3,727     1,392     13,131     (2,737)

Income tax benefit (expense)                    (1,952)     (777)    (5,146)       905
                                               --------  --------  ---------  ---------

Net income (loss)                              $ 1,775   $   615   $  7,985   $ (1,832)
                                               ========  ========  =========  =========

Net income (loss) per share:
  Basic                                        $  0.08   $  0.02   $   0.35   $  (0.07)
                                               ========  ========  =========  =========
  Diluted                                      $  0.08   $  0.02   $   0.34   $  (0.07)
                                               ========  ========  =========  =========

Weighted average shares outstanding:
  Basic                                         21,556    25,044     22,903     24,864
                                               ========  ========  =========  =========
  Diluted                                       21,830    25,404     23,215     24,864
                                               ========  ========  =========  =========


                                     PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                           (UNAUDITED)


                                                           Three Months Ended
                                                            December 31, 2004
                                                --------------------------------------
                                                As Reported    Adjustments    Adjusted
                                               -------------  -------------  ----------
Revenues:
  Service revenues                             $     41,586   $          -   $  41,586
  Customer reimbursements                             3,704              -       3,704
                                               -------------  -------------  ----------
  Total revenues                                     45,290              -      45,290
                                               -------------  -------------  ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                   21,682              -      21,682
  Customer reimbursements                             3,704              -       3,704
                                               -------------  -------------  ----------
  Total costs of services                            25,386              -      25,386
                                               -------------  -------------  ----------

Research and development                                737              -         737
General and administrative expenses                   5,655              -       5,655
Marketing and promotion expenses                      5,109              -       5,109
Depreciation and amortization                         5,285         (1,369) (1)  3,916
                                               -------------  -------------     -------
Operating income                                      3,118          1,369       4,487

Other income (expense):
  Gain on sale                                            -              -           -
  Interest expense, net                                (339)             -        (339)
  Other                                                 948              -         948
                                               -------------  -------------  ----------
Income before income taxes                            3,727          1,369       5,096

Income tax benefit (expense)                         (1,952)            16 (2)  (1,936)
                                               -------------  -------------     -------

Net income                                     $      1,775   $      1,385   $   3,160
                                               =============  =============  ==========

Diluted net income per share                   $       0.08   $       0.06   $    0.14
                                               =============  =============  ==========

Diluted weighted average shares outstanding          21,830              -      21,830
                                               =============  =============  ==========

     Notes:
     ------
     (1) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
     (2)  To  adjust  income  tax benefit (expense) for assumed 38% tax rate.


                                    PEGASUS SOLUTIONS, INC.
           RECONCILIATION OF GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                          (UNAUDITED)


                                                          Three Months Ended
                                                           December 31, 2003
                                              ---------------------------------------
                                               As Reported    Adjustments    Adjusted
                                              -------------  -------------  ----------
Revenues:
  Service revenues                            $     39,883   $          -   $  39,883
  Customer reimbursements                            3,243              -       3,243
                                              -------------  -------------  ----------
  Total revenues                                    43,126              -      43,126
                                              -------------  -------------  ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  20,924              -      20,924
  Customer reimbursements                            3,243              -       3,243
                                              -------------  -------------  ----------
  Total costs of services                           24,167              -      24,167
                                              -------------  -------------  ----------

Research and development                             1,654              -       1,654
General and administrative expenses                  5,423              -       5,423
Marketing and promotion expenses                     4,538              -       4,538
Depreciation and amortization                        5,570         (1,005) (1)  4,565
                                              -------------  -------------      ------
Operating income                                     1,774          1,005       2,779

Other income (expense):
  Interest expense, net                               (475)             -        (475)
  Other                                                 93              -          93
                                              -------------  -------------  ----------
Income before income taxes                           1,392          1,005       2,397

Income tax expense                                    (777)          (134) (2)   (911)
                                              -------------  -------------      ------

Net income                                    $        615   $        871   $   1,486
                                              =============  =============  ==========

Diluted net income per share                  $       0.02   $       0.04   $    0.06
                                              =============  =============  ==========

Diluted weighted average shares outstanding         25,404              -      25,404
                                              =============  =============  ==========

     Notes:
     ------
     (1) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
     (2)     To  adjust  income  tax  expense  for  assumed  38%  tax  rate.


                                    PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                          (UNAUDITED)


                                                              Year Ended
                                                          December 31, 2004
                                               --------------------------------------
                                               As Reported    Adjustments    Adjusted
                                              -------------  -------------  ----------
Revenues:
  Service revenues                            $    174,865   $          -   $ 174,865
  Customer reimbursements                           15,253              -      15,253
                                              -------------  -------------  ----------
  Total revenues                                   190,118              -     190,118
                                              -------------  -------------  ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  92,693         (1,915) (1) 90,778
  Customer reimbursements                           15,253              -      15,253
                                              -------------  -------------  ----------
  Total costs of services                          107,946         (1,915)    106,031
                                              -------------  -------------  ----------

Research and development                             4,026              -       4,026
General and administrative expenses                 23,948           (465) (1) 23,483
Marketing and promotion expenses                    19,618              -      19,618
Depreciation and amortization                       22,362         (5,549) (2) 16,813
                                              -------------  -------------     -------
Operating income                                    12,218          7,929      20,147

Other income (expense):
  Gain on sale                                       1,961         (1,961) (3)      -
  Interest expense, net                             (1,862)             -      (1,862)
  Other                                                814              -         814
                                              -------------  -------------  ----------
Income before income taxes                          13,131          5,968      19,099

Income tax expense                                  (5,146)        (2,112) (4) (7,258)
                                              -------------  -------------     -------

Net income                                    $      7,985   $      3,856   $  11,841
                                              =============  =============  ==========

Diluted net income per share                  $       0.34   $       0.16   $    0.51
                                              =============  =============  ==========

Diluted weighted average shares outstanding         23,215              -      23,215
                                              =============  =============  ==========

     Notes:
     ------
     (1) To adjust for severance and other costs related to the company's information technology organization.
     (2) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
     (3)     To  adjust  for  gain  on  sale  of  Travelweb  LLC.
     (4)     To  adjust  income  tax  expense  for  assumed  38%  tax  rate.


                                     PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                           (UNAUDITED)


                                                                Year Ended
                                                            December 31, 2003
                                               ---------------------------------------
                                                As Reported    Adjustments    Adjusted
                                               -------------  -------------  ----------
Revenues:
  Service revenues                             $    161,245   $          -   $ 161,245
  Customer reimbursements                            11,485              -      11,485
                                               -------------  -------------  ----------
  Total revenues                                    172,730              -     172,730
                                               -------------  -------------  ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                   85,207              -      85,207
  Customer reimbursements                            11,485              -      11,485
                                               -------------  -------------  ----------
  Total costs of services                            96,692              -      96,692
                                               -------------  -------------  ----------

Research and development                              5,199              -       5,199
General and administrative expenses                  23,348              -      23,348
Marketing and promotion expenses                     16,484              -      16,484
Depreciation and amortization                        28,029        (10,429) (1) 17,600
Restructure costs                                     5,949         (5,949) (2)      -
                                               -------------  -------------     -------
Operating income (loss)                              (2,971)        16,378      13,407

Other income (expense):
  Interest expense, net                                (129)             -        (129)
  Other                                                 363              -         363
                                               -------------  -------------  ----------
Income (loss) before income taxes                    (2,737)        16,378      13,641

Income tax benefit (expense)                            905         (6,089) (3) (5,184)
                                               -------------  -------------     -------

Net income (loss)                              $     (1,832)  $     10,289   $   8,457
                                               =============  =============  ==========

Diluted net income (loss) per share            $      (0.07)  $       0.40   $    0.33
                                               =============  =============  ==========

Diluted weighted average shares outstanding          24,864            522 (4)  25,386
                                               =============  =============     =======

     Notes:
     ------
     (1) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
     (2)     To  adjust  for  restructure  costs.
     (3)     To  adjust  income  tax benefit (expense) for assumed 38% tax rate.
     (4)     Represents  shares  issuable  upon  the  exercise of stock options.


                             PEGASUS SOLUTIONS, INC.
                  RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                   Three Months Ended December 31,
                                   -------------------------------
                                    2004                 2003
                                  ---------            ---------
Total revenues                    $ 45,290             $ 43,126
                                  =========            =========

Net income                           1,775                  615
Reconciling items:
  Income tax expense                 1,952                  777
  Interest expense, net                339                  475
  Other income                        (948)                 (93)
  Depreciation and amortization      5,285                5,570
                                  ---------            ---------

EBITDA                            $  8,403             $  7,344
                                  =========            =========

EBITDA margin                           19%                  17%

Adjustments:
  Other                                  -                2,343    (1)
                                  ---------            ---------

Adjusted EBITDA                   $  8,403             $  9,687
                                  =========            =========

Adjusted EBITDA margin                  19%                  22%


                                       Year Ended December 31,
                                  ------------------------------
                                      2004                 2003
                                  ---------            ---------

Total revenues                    $190,118             $172,730
                                  =========            =========

Net income (loss)                    7,985               (1,832)
Reconciling items:
  Gain on sale                      (1,961)                   -
  Income tax benefit (expense)       5,146                 (905)
  Interest expense, net              1,862                  129
  Other income                        (814)                (363)
  Depreciation and amortization     22,362               28,029
                                  ---------           ---------

EBITDA                            $ 34,580             $ 25,058
                                  =========            =========

EBITDA margin                           18%                  15%

Adjustments:
  Restructure costs                      -                5,949
  Other                              2,380 (2)            3,771   (1), (3), (4)
                                  ---------              ------

Adjusted EBITDA                   $ 36,960             $ 34,778
                                  =========            =========

Adjusted EBITDA margin                  19%                  20%

(1) Amount represents severance and expenses related to PegasusCentral, the company's information technology organization and product management inititatives.
(2) Amount represents severance and other costs related to changes in the company's information technology organization.
(3) Amount includes transition-related activities resulting from the company's strategic integration. These costs cannot be classified as restructure costs because they provide some future benefit to ongoing operations.
(4)  Amount  includes  costs related to moving the company's Phoenix facilities.


                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                               DECEMBER 31,   DECEMBER 31,
                                                 2004              2003
                                                ---------       ---------
ASSETS

Cash and cash equivalents                       $ 23,249        $ 58,983
Short-term investments                             6,001           4,046
Accounts receivable, net                          28,551          22,298
Other current assets                               9,061          11,092
                                                ---------       ---------
  Total current assets                            66,862          96,419

Goodwill, net                                    163,585         164,120
Intangible assets, net                             5,827           7,831
Property and equipment, net                       80,326          75,474
Other noncurrent assets                           12,614          22,716
                                                ---------       ---------
    Total assets                                $329,214        $366,560
                                                =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 29,531       $ 24,672
Unearned income                                    6,763          7,213
Other current liabilities                          5,621          5,477
                                                ---------      ---------
  Total current liabilities                       41,915         37,362

Noncurrent uncleared commission checks             5,576          4,545
Other noncurrent liabilities                      19,407         20,997
Convertible debt                                  75,000         75,000

Commitments and contingencies

Stockholders' equity:
  Common stock                                       211            251
  Additional paid-in capital                     242,112        290,828
  Unearned compensation                             (408)             -
  Accumulated other comprehensive loss              (995)          (834)
  Accumulated deficit                            (53,604)       (61,589)
                                                ---------      ---------
    Total stockholders' equity                   187,316        228,656
                                                ---------      ---------
    Total liabilities and stockholders' equity  $329,214       $366,560
                                                =========      =========